UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2024

Kezar Life Sciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38542	47-3366145
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Shoreline Court, Suite 300
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 822-5600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	KZR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

As previously reported, on June 18, 2024, Kezar Life Sciences, Inc. (the “Company”) held its annual stockholder meeting (the “Annual Meeting”) at which the Company’s stockholders approved a proposal, described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 26, 2024, to amend the Company’s amended and restated certificate of incorporation to effect, at the discretion of the Company's board of directors (the “Board”), a reverse stock split of the Company’s issued and outstanding common stock at a ratio in the range of one-for-two to one-for-twenty, such ratio to be determined at the discretion of the Board, and with such reverse stock split to be effected within the 12-month period following the Annual Meeting, if at all, as determined by the Board in its sole discretion. On September 23, 2024, the Board approved a reverse stock split of the Company’s common stock at a ratio of one-for-ten (the “Reverse Stock Split”).

On October 28, 2024, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment of its Amended and Restated Certificate of Incorporation (the “Charter Amendment”) to effect the Reverse Stock Split. The Charter Amendment will become effective at 5:00 p.m. Eastern Time on October 29, 2024 (the “Effective Time”). The Charter Amendment provides that, at the Effective Time, every ten shares of the Company’s issued and outstanding common stock will automatically be combined into one issued and outstanding share of common stock. There will be no change in total number of shares of common stock authorized for issuance by the Company, nor a change in par value per share. No fractional shares will be issued as a result of the Reverse Stock Split. Instead, stockholders who would otherwise be entitled to receive a fractional share will be entitled to the rounding up of the fractional share to the nearest whole share. The Reverse Stock Split is primarily intended to bring the Company into compliance with the minimum bid price requirement necessary to maintain its listing on The Nasdaq Capital Market.

As a result of the Reverse Stock Split, proportional adjustments will also be made to the per-share exercise price and the number of shares issuable upon the exercise or vesting of all Company stock options issued and outstanding immediately prior to the Effective Time, which will result in (i) a proportionate decrease in the number of shares of the Company’s common stock reserved for issuance upon exercise or vesting of such stock options, (ii) a proportionate increase in the exercise price of all such stock options, and (iii) a proportionate decrease in the number of shares authorized for future grant under the Company’s equity incentive and compensation plans immediately prior to the Effective Time.

In addition, as a result of the Reverse Stock Split, proportional adjustments will be made to the rights (the “Rights”) that were declared as a dividend on the shares of the Company’s issued and outstanding common stock at the close of business on October 28, 2024, which will result in (i) a proportionate increase in the number of one-thousandths of one share of the Company’s Series A Junior Participating Preferred Stock that may be purchased on the exercise of each Right and (ii) a proportionate increase in the exercise price of each Right. For additional information on the Rights, see the Current Report on Form 8-K filed by the Company with the Securities Exchange Commission on October 17, 2024 and the amendment to the registration statement on Form 8-A that will be filed by the Company with the Securities Exchange Commission on October 29, 2024.

The Company’s common stock is expected to begin trading on the Nasdaq Capital Market on a split-adjusted basis when the market opens on October 30, 2024. The new CUSIP number for the Company’s common stock following the Reverse Stock Split will be 49372L 209. No change will be made to the trading symbol for the common stock, “KZR,” in connection with the Reverse Stock Split.

The foregoing summary of the Charter Amendment is qualified in its entirety by reference to the Charter Amendment, which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference. On October 28, 2024, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is filed herewith as Exhibit 99.1 hereto.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company
99.1	Press release of the Company, dated October 28, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEZAR LIFE SCIENCES, INC.

Date:	October 28, 2024	By:	/s/ Marc L. Belsky
Marc L. Belsky Chief Financial Officer and Secretary